EX-16.1
                        Resignation of REDW, LLC

February 3, 2004

REDW, LLC
Certified Public Accountants
6401 Jefferson Street NE
P.O. Box 93656
Albuquerque, NM 87199
Telephone: (505) 998-3200
Fax: (505) 998-3333
Email: redw@redw.com

Mountain West Exploration, Inc.
Robert A. Doakes, Jr.

Dear Mr. Doakes,

     This is to confirm that the client-auditor relationship between Mountain West Exploration, Inc. (Commission File Number 0-9500 ) and REDW, LLC has ceased as of November 15, 2000.

Sincerely,

/s/REDW, LLC
-----------------------------------
   REDW, LLC

cc: Office of the Chief Accountant
    SECPS Letter File
    Securities and Exchange Commission